Exhibit 21
Subsidiaries of ePlus inc.
Technology

ePlus Technology, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus inc.

ePlus Software, LLC, a Commonwealth of Virginia limited liability corporation, a wholly-owned subsidiary of ePlus Technology, inc.

ePlus Technology Netherlands B.V., a Netherlands private company with limited liability, a wholly-owned subsidiary of ePlus Technology, inc.

ePlus Cloud Services, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus Technology, inc.

SLAIT Consulting, LLC, a Commonwealth of Virginia limited liability corporation, a wholly-owned subsidiary of ePlus Technology, inc.

IGXGlobal UK, Limited, an England and Wales Private limited Company, a wholly-owned subsidiary of ePlus Technology, inc.

Onecloud Consulting Inc, a California corporation, a wholly-owned subsidiary of ePlus Technology, inc.

CloudUno Consulting India Private Limited, an Indian private limited company, a wholly-owned subsidiary of Onecloud Consulting Inc.

Cloud Uno Pte. Ltd., a Singapore private limited company, a wholly-owned subsidiary of Onecloud Consulting Inc.

ePlus EMEA, inc. Ltd., an Israel limited company, a wholly-owned subsidiary of ePlus Technology, inc.

ePlus Technology Canada, inc., registered in Canada, wholly owned by ePlus Technology, inc.

ePlus Technology Services, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus Technology, inc.

Financing

ePlus Group, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus inc.

ePlus Financing Netherlands B.V., a Netherlands private company with limited liability, a wholly-owned subsidiary of ePlus Group, inc.

IGX Capital UK, Ltd., an England and Wales Private limited Company, a wholly-owned subsidiary of ePlus Group, inc.

ePlus Iceland, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus Group, inc.

ePlus Government, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus inc.

ePlus Capital, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus inc.

ePlus Canada Company, registered in Canada, wholly owned by ePlus Capital, inc.